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                                                                    Exhibit 10-T

                             AMENDMENT NO. 5 TO THE
                             ----------------------
                     AGREEMENT FOR THE TRANSFER OF EMPLOYEES
                     ---------------------------------------

THIS AMENDMENT, by and between NKK CORPORATION, a Japanese corporation, having its main office at 1-1-2, Marunouchi, Chiyoda-ku, Tokyo, Japan (herein called "NKK") and NATIONAL STEEL CORPORATION, a Delaware corporation having its principal office at 4100 Edison Lakes Parkway, Mishawaka, IN 46545-3440, U.S.A. (herein called "NSC"), is made effective December 11, 2000.

                                   WITNESSETH:

WHEREAS, NKK and NSC entered into an Agreement for the Transfer of Employees dated as of May 1, 1995 (the "Agreement"), pursuant to which certain employees have been transferred from NKK to NSC for the purpose of providing technical assistance, consulting services and business assistance to NSC;

WHEREAS, NKK and NSC desire to extend the term of the Agreement for an additional year, through 2001; and

WHEREAS, NKK and NSC also desire to amend the Agreement to provide for indemnification of NKK under certain circumstances.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized terms as used herein and not defined herein shall have the same meaning as set forth in the Agreement.

2. In accordance with Section 15 of the Agreement, the term of the Agreement is hereby extended for an additional Contract Year, from January 1, 2001 through December 31, 2001 (the "2001 Contract Year").

3. The Reimbursable Expenses Cap for the 2001 Contract Year shall be Seven Million Dollars ($7,000,000).

4.   The following shall be added as a new Section 25 of the Agreement:

            "25.  INDEMNIFICATION

            25.1 Subject to the terms and conditions set forth in this Section 25, NSC hereby agrees to indemnify, defend and hold harmless NKK and its subsidiaries (including without limitation NKK U.S.A. Corporation), directors, officers and employees (together, the "Indemnitees") from and against any claims, actions, suits,
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            proceedings and expenses, including reasonable attorneys fees, which result from the fact that Transferred Employees are or have been sent to NSC by NKK (together, the "Claims"); provided however that NSC shall have no obligation with respect to any Claim which results from (A) an action taken by a Transferred Employee at the direction of an Indemnitee which was not approved by NSC, or (B) the negligence or misconduct of an Indemnitee. It is understood and agreed that (i) the term Claim shall include James Smith et. al. v. NKK Corporation, et. al., filed in the Circuit Court, Third Judicial Circuit in Madison County, Illinois on September 7, 1999 and (ii) the indemnification provided in this Section 25 shall also apply to any Claim that was commenced prior to the date of this Amendment No. 5 to the Agreement.

            25.2 In the event that an Indemnitee receives notice of a Claim, it shall immediately (i) notify NSC in writing, specifying the nature of the Claim and the total monetary amount or other relief which is sought, and (ii) provide to NSC a copy of any lawsuit, complaint or other pleading which is filed; provided, however, that the failure of the Indemnitee to provide such notice will not relieve NSC of its obligations hereunder, except to the extent that NSC's ability to defend the Claim is prejudiced thereby.

            25.3 NSC shall have the right to assume and control, at NSC's expense, the defense and settlement of the Claim with counsel of its choice. NSC shall notify the Indemnitee of its election to assume the defense of the Claim within 15 days after receiving the notice and other documents required pursuant to Section 25.2 above.

            25.4 If NSC elects to assume the defense of a Claim, it may settle such Claim in its sole discretion so long as either (a) such settlement is a monetary settlement which provides an unconditional release of the Indemnitee with respect to the Claim, or (b) Indemnitee consents to such settlement, which consent shall not be unreasonably withheld.

            25.5 If NSC shall not have assumed the defense of the Claim within the 15 day period set forth in Section 25.3 above, the Indemnitee may assume the defense with counsel selected by it and may make any compromise or settlement thereof or otherwise defend the Claim, and NSC shall pay to the Indemnitee all amounts paid by the Indemnitee in the defense and settlement of the Claim.

            25.6 In the event that NSC elects to assume the defense of the Claim, the Indemnitee agrees to cooperate with NSC and its counsel in the defense of the Claim. Such cooperation shall include, but not be limited to, making available its employees and all relevant files and records.

            25.7 In the event that NSC elects to assume the defense of the Claim, the Indemnitee shall nevertheless have the right to employ separate counsel and participate in the defense of the Claim at its own expense; provided that NSC shall, at all times, have the right to control the defense of the Claim.

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            25.8 In the event that NSC provides any indemnification or makes any payment to Indemnitee in respect of any matter as to which indemnification is provided for herein, NSC shall be subrogated to the extent of such indemnification or other payment to all of the related rights of recovery of Indemnitee against other persons or entities. Indemnitee shall execute all documents reasonably required and shall do everything that may be reasonably necessary to secure such rights and enable NSC effectively to bring suit to enforce such rights.

            25.9 The indemnification provided for in this Section 25 shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Agreement, any other agreement or applicable law."

5. Each party represents and warrants to the other that it has the requisite power and authority to enter into this Amendment, including, without limitation, that all necessary corporate proceedings have been duly taken as required under Section 15 of the Agreement.

6. Except as amended hereby, all of the terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date first set forth above.

NATIONAL STEEL CORPORATION               NKK CORPORATION

By:__________________________________    By:__________________________________

Title:_______________________________    Title:_______________________________

Date:________________________________    Date:________________________________







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